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EXHIBIT 99.1
                                                      FOR IMMEDIATE RELEASE
[LOGO] DREXLER                                        ---------------------
       Technology Corporation
                                                          NEWS RELEASE
1077 Independence Avenue, Mountain View, CA 94043
Telephone (650) 969-7277  o  Fax (650) 969-6121      FOR FURTHER INFORMATION:
                                                 J. P. PROTSIK, CORPORATE OFFICE
                                                         (650) 969-7277



           DREXLER TECHNOLOGY COMMENTS ON TAMPA NEWS STORY CONCERNING
                           RAYMOND JAMES PROBE BY SEC


     MOUNTAIN VIEW, CALIF. - NOVEMBER 13, 2002. Drexler Technology Corporation (NasdaqNM:DRXR), commented today on a November 12, 2002 press report by Fox Channel 13 Television in Tampa, Florida. Fox 13 had reported that the SEC is investigating allegations of insider trading by two brokers at Raymond James & Associates, a brokerage firm headquartered in Tampa, involving the stock of Drexler Technology.


     Drexler Technology confirms that it understands there was a non-public investigation of the matter by the SEC and cooperated fully in that inquiry. After being contacted by the SEC approximately six months ago, the Company provided the SEC with information and has not been contacted by the SEC since that time.

     According to a Raymond James statement to Fox 13, "the allegations are unfounded and the company does not expect anything to come of them."

     Drexler Technology believes that no material information was given to Raymond James that was not publicly available and that it has done nothing improper in its interaction with Raymond James.

     Headquartered in Mountain View, Drexler Technology Corporation develops and manufactures LaserCard(R) optical memory cards, optical card drives, and related software.